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CUSIP No.   61744U106               13G                  Page   7 of  8 Pages


                          EXHIBIT 1 TO SCHEDULE 13G

                                June 11, 1997

     MORGAN STANLEY GROUP INC. and MORGAN STANLEY ASSET MANAGEMENT INC.,


     hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.


        MORGAN STANLEY ASSET MANAGEMENT INC.

BY:
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        Donald P. Ryan / Vice President Morgan Stanley Asset Management Inc.


        MORGAN STANLEY GROUP INC.

BY:
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        Bruce Bromberg / Morgan Stanley & Co. Incorporated